UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006 (July 28, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices)      (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Nasdaq Stock Market, Inc. entered into a Letter Agreement with Anna Ewing, its Executive Vice President — Operations & Technology and Chief Information Officer, effective as of July 28, 2006. The Letter Agreement provides enhanced severance benefits upon termination in connection with a change in control of Nasdaq. The Letter Agreement was approved by Nasdaq’s Board of Directors, and the terms of the Letter Agreement were previously disclosed on Nasdaq’s Form 8-K dated February 9, 2005. That description is incorporated by reference into this Form 8-K. The Letter Agreement contains substantially the same terms and conditions as the revised letter agreements that Nasdaq entered into with six other executive officers, effective as of March 23, 2005, which were previously disclosed on Nasdaq’s Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005.

A copy of the Letter Agreement is filed herewith and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of stockholders held on September 14, 2005, Nasdaq’s stockholders approved amendments to our Restated Certificate of Incorporation. The amendments were scheduled to take effect upon the implementation of the registration of our wholly owned subsidiary, The NASDAQ Stock Market LLC, as a national securities exchange, which occurred on August 1, 2006. As a result, we filed the amendments with the Secretary of State of the State of Delaware and they were effective as of August 1, 2006. The text of the amendments was included as Annex C to our definitive proxy statement filed on August 22, 2005.

On August 5, 2005, Nasdaq’s board of directors approved amendments to Nasdaq’s By-Laws that were generally intended to recognize Nasdaq’s status as the parent company of a national securities exchange and make conforming changes. The By-Law amendments also took effect upon the implementation of the registration of our exchange subsidiary as a national securities exchange on August 1, 2006. Both the amendments to our Restated Certificate of Incorporation and our By-Laws were approved by the SEC.

Specifically, the By-Law amendments delete provisions that are more appropriate to include in the By-Laws of our exchange subsidiary and add other provisions that are designed to maintain the independence of the exchange’s self-regulatory function from Nasdaq, enable the exchange to operate in a manner that complies with the federal securities laws and facilitate the ability of the exchange and the SEC to fulfill their regulatory and oversight obligations under the Exchange Act. For example, the By-Law amendments provide, among other things, that:

•	any proposed adoption, alteration, amendment, change or repeal of any of Nasdaq’s By-Laws shall be submitted to the Board of Directors of the exchange subsidiary, and if the Board determines that any such action is required to be filed with the SEC under Section 19(b) of the Exchange Act, then it will not be effective until filed with the SEC;

•	Nasdaq’s board of directors, officers, employees, and agents are required to give due regard to the preservation of the independence of the exchange’s self-regulatory function;

•	Nasdaq’s books and records shall be subject at all times to inspection and copying by the SEC;

•	to the extent they are related to the activities of the exchange, the books, records, premises, officers, directors, agents, and employees of Nasdaq shall be deemed to be the books, records, premises, officers, directors, agents and employees of the exchange for the purposes of, and subject to oversight pursuant to, the Exchange Act;

•	Nasdaq and its officers, directors, employees and agents shall be deemed to irrevocably submit to the jurisdiction of the United States federal courts, the SEC, and the exchange for the purposes of any suit, action or proceeding pursuant to the United States federal securities laws, and the rules and regulations thereunder, arising out of, or relating to, the activities of the exchange;

•	a resolution of Nasdaq’s board of directors to approve an exemption for any person under Article Fourth, Section C.6(b) of Nasdaq’s Restated Certification Incorporation shall not be permitted to become effective until such resolution has been filed with and approved by the SEC under Section 19 of the Exchange Act.

The text of the amended and restated By-Laws is attached to this Form 8-K as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.2	By-Laws of The Nasdaq Stock Market, Inc.

99.1	Letter agreement, effective as of July 28, 2006, between The Nasdaq Stock Market, Inc. and Anna Ewing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

Dated: August 3, 2006	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel